Exhibit 14.1

CODE OF ETHICS

Redwood Scientific Technologies

Official policy of self-enrichment (arm’s length transactions)

R.S.T. means Redwood Scientific Technologies

S.R. means Strategic Relationship

(P1A)

It is the official policy that all Employees of R.S.T. are compensated thru the form of R.S.T. payroll and or given Stock options and or Stock in R.S.T. It is strictly prohibited to generate personal gain thru and or by any other form that has been a result of your workings at R.S.T. This would include but is not limited to Vendor Kickbacks and or cash compensation or the form of trips and or Entertainment. This would also include any forms of cash misdirection either in the form of points and or commission that could have or should have been the property of R.S.T., either in the form of savings to the company or hard Cash dollars paid to the employee. Should a Trip or form of Corporate entertainment take place it will need to be signed off by (2) two or more executives prior to taking place. It must be made clear to the Vendor and or Strategic Relationship that is providing the trip and or form of entertainment that vendor and or S.R. will need to sign off on a disclosure form that will explain that the trip and or entertainment will not result in future or additional business. This form can be obtained thru the business manager or general council Hunter Taubman Fisher LLC .

X_____________________________________________________

Sign and date

Please write

X_____________________________________________________

I understand and have read P1A

(P2A)

It is also understood that should any R.S.T. employee take place in the actions listed above section P1A that you forgo your right to Arbitration as stated in the R.S.T. employee hand book last page, and the employee could be liable for the amount of payroll received during the time of the self-enrichment along with the amount paid and or received by the Vendor and or Strategic Relationship. You would also remit and or forgo any RST stock option at that time.

X_____________________________________________________

Sign and date

Please write

X_____________________________________________________

I understand and have read P2A

Redwood Scientific Technologies

Official policy and Corporate Morality

R.S.T. means Redwood Scientific Technologies

(P1B)

It is the official policy that all Employees of R.S.T. that your personal morality be held at the standards that governed by the state of California and the Standards of all Federal law. Should you found yourself in a situation that places your morality in question it can be R.S.T. positions to terminate your employment? This would extend to anything in your private time that would be cause for shareholder reaction in a negative way should it be made public. Being made public means a bad action that is accessible to anyone thru any form of public media.

X_____________________________________________________

Sign and date

Please write

X_____________________________________________________

I understand and have read P1A

(P2B)

It is also understood that should any R.S.T. employee take place in the actions listed above section P1B That you would also remit and or forgo any RST stock option at that time.

X_____________________________________________________

Sign and date

Please write

X_____________________________________________________

I understand and have read P2B

Redwood Scientific Technologies

Official policy (Insider Information)

R.S.T. means Redwood Scientific Technologies

(P1C)

It is the official policy that all Employees of R.S.T. understand that R.S.T has filed a form S1 with the Securities and Exchange Commission (SEC). As of 1-1-2016 all information that is about key development issues must not be shared with anyone outside of the R.S.T. Corporate offices. This is expanded to all past relationships that prior to the S1 Filling had access and or data available to them that would be considered “insider information”. It is noted that the only information that can be shared with any none R.S.T. individual would be an item that is considered public knowledge.

X_____________________________________________________

Sign and date

Please write

X_____________________________________________________

I understand and have read P1C

(P2C)

It is also understood that should any R.S.T. employee take place in the actions listed above in section (P1C) the employee may need to obtain private council for their own defense and that R.S.T will not defend or provide legal protections.

X_____________________________________________________

Sign and date

Please write

X_____________________________________________________

I understand and have read P2C